EXHIBIT (a)(1)(O)

                           EVEREST ACQUISITION CORP.,

                          a wholly owned subsidiary of
                                 PANSOURCE B.V.,

             which is in turn an indirect wholly owned subsidiary of
                              KONINKLIJKE KPN N.V.

                  has increased its offer to purchase for cash
                     all Outstanding Shares of Common Stock
                                       of

                           EUROWEB INTERNATIONAL CORP.

                                       to

                               $2.70 net per share

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        THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
  NEW YORK CITY TIME, ON THURSDAY, APRIL 4, 2002, UNLESS THE OFFER IS EXTENDED.
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                                                                  March 20, 2002
To our clients:

         Enclosed for your consideration are the Supplement dated March 20, 2002 (the "Supplement") to the Offer to Purchase, dated February 20, 2002 (the "Offer to Purchase") and the related revised (green) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer") in connection with the offer by Everest Acquisition Corp., a Delaware corporation ("Everest Acquisition") and a wholly owned subsidiary of Pansource B.V., a Dutch corporation, which in turn is an indirect wholly owned subsidiary of Koninklijke KPN N.V., a Dutch corporation ("KPN"), to purchase all outstanding shares of common stock, par value $0.001 per share (the "Shares"), of EuroWeb International Corp., a Delaware corporation ("EuroWeb"), at $2.70 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

         WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED REVISED (GREEN) LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Supplement. Your attention is directed to the following:

                  1. The tender price is $2.70 per Share, net to the seller in cash without interest.

                  2. The Amended Offer is being made for all outstanding Shares.

                  3. THE AMENDED OFFER IS BEING MADE WITHOUT THE PRIOR APPROVAL OF EUROWEB'S BOARD OF DIRECTORS.

                  4. THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, APRIL 4, 2002, UNLESS THE OFFER IS EXTENDED.

                  5. The Amended Offer is conditioned upon, among other things, there being validly tendered and not withdrawn a number of Shares that represent at least 90% of the total number of outstanding Shares on a fully diluted basis (the "Minimum Condition"). KPN currently holds through its wholly owned subsidiary KPN Telecom B.V. approximately 52.8% of the total number of outstanding Shares and has tendered those Shares. Everest Acquisition will not waive this Minimum Condition if the effect of such waiver would permit Everest Acquisition to purchase less than a majority of the outstanding Shares that KPN does not already own. The Amended Offer is also subject to the other conditions set forth in the Offer to Purchase. See Sections 4 and 13 of the Supplement.

                  6. Notwithstanding any other provision of the Amended Offer, payment for Shares accepted for payment pursuant to the Amended Offer will in all cases be made only after timely receipt by the Depositary of (a) share certificates evidencing such Shares or a timely confirmation (a "Book-Entry Confirmation") of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, (b) either the original (blue) or the revised (green) Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, in lieu of the Letter of Transmittal, and (c) any other documents required by the revised Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE OFFER PRICE FOR SHARES BE PAID BY EVEREST ACQUISITION, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

         The Amended Offer is being made only by the Supplement and the related revised Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Amended Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction where the making of the Amended Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

         If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

         SHARES PREVIOUSLY VALIDLY TENDERED AND NOT WITHDRAWN CONSTITUTE VALID TENDERS FOR PURPOSES OF THE AMENDED OFFER. STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION WITH RESPECT TO SUCH SHARES IN ORDER TO RECEIVE THE INCREASED OFFER PRICE OF $2.70 PER SHARE IF SHARES ARE ACCEPTED FOR PAYMENT AND PAID FOR BY EVEREST ACQUISITION PURSUANT TO THE AMENDED OFFER.

           INSTRUCTIONS WITH RESPECT TO THE AMENDED OFFER TO PURCHASE
                 FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                                       of
                           EUROWEB INTERNATIONAL CORP.
                                       at
                               $2.70 net per share
                                       by
                           EVEREST ACQUISITION CORP.,
                          a wholly owned subsidiary of
                                 PANSOURCE B.V.,
             which is in turn an indirect wholly owned subsidiary of
                              KONINKLIJKE KPN N.V.

         The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated February 20, 2002, as amended and supplemented by the Supplement thereto, dated March 20, 2002 and the related revised (green) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer") in connection with the offer by Everest Acquisition Corp., a Delaware corporation ("Everest Acquisition") and a wholly owned subsidiary of Pansource B.V., a Dutch corporation, which is in turn an indirect wholly owned subsidiary of Koninklijke KPN N.V., a Dutch corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (the "Shares"), of EuroWeb International Corp., a Delaware corporation ("EuroWeb"), at $2.70 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Supplement, dated March 20, 2002.

         This will instruct you to tender to Everest Acquisition the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Amended Offer.

Number of Shares to be tendered*:



                        Shares
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                                              SIGN HERE


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                      Signature(s)

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                      Please Type or Print Name(s)

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                      Please Type or Print Address(es)

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                      Taxpayer Identification or Social Security No.

                      Dated: _________________________________________ , 2002



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*  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.